UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2013

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 8, 2013, Freescale Semiconductor, Inc. ("Freescale", a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd.) delivered to the holders of its 8⅞% Senior Fixed Rate Notes due 2014 (the "Fixed Rate Notes") notice that it will redeem $98,059,000 aggregate principal amount of the Fixed Rate Notes, which constitutes all the outstanding Fixed Rate Notes. The redemption date is August 7, 2013 (the "Redemption Date"). The redemption price for the Fixed Rate Notes is 100.0% of the outstanding aggregate principal amount of the Fixed Rate Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. Freescale plans to pay the redemption price and accrued and unpaid interest using cash on hand. The Fixed Rate Notes shall be redeemed in accordance with the procedures of The Depository Trust Company. Because all the outstanding Fixed Rate Notes are to be redeemed, the entire outstanding amount of Fixed Rate Notes held by each Holder, even if not a multiple of $1,000, shall be redeemed.

Caution Regarding Forward Looking Statements

This 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the anticipated redemption of the Fixed Rate Notes by Freescale Semiconductor, Inc. and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include customary redemption procedures and other risk factors discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

July 8, 2013	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary